Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Worldwide Webb Acquisition Corp. (the “Company”) on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Daniel S. Webb, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: March 31, 2022

By:	/s/ Daniel S. Webb
Daniel S. Webb
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

*	The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.